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Exhibit 24.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated January 22, 2002 included in this Form 10-K, into AmeriServ Financial, Inc.'s previously filed Registration Statements on Form S-3 (Registration No. 33-56604 and 33-50225) and Form S-8 (Registration No. 33-53935, 33-55845, 33-55207, 33-55211 and 33-67600).


/s/ Arthur Andersen LLP

Pittsburgh, Pennsylvania
March 14, 2002